UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 19, 2008

Keystone Automotive Operations, Inc.

(Exact Name of Registrant As Specified In Charter)

Pennsylvania	333-112252	23-2950980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Tunkhannock Avenue

Exeter, Pennsylvania 18643

(Address of Principal Executive Offices, including Zip Code)

(800) 233-8321

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 19, 2008, Keystone Automotive Operations, Inc. (“Keystone”) entered into an asset purchase agreement (the “APA”), by and among Keystone, Arrow Speed Warehouse, Inc. (“Arrow”), Arrow Speed Acquisition Corp. (a subsidiary of Keystone), Streetside Auto, LLC (an affiliate of Arrow, “Streetside”), and BCGG Real Estate Company LLP (an affiliate of Arrow), to acquire certain inventory and other operating assets (the “Sale Assets”) of Arrow for approximately $12 million, subject to certain adjustments. Arrow is a distributor and marketer of automotive aftermarket accessories and equipment in the central and southeastern United States and over the Internet.

On September 21, 2008, Arrow and Streetside, based in Kansas City, Kansas, filed petitions in the United States Bankruptcy Court for the Western District of Missouri (the “Bankruptcy Court”) for protection under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”). Concurrently therewith, Arrow and Streetside filed a motion with the Bankruptcy Court to approve, among other things: (x) a proposed competitive bidding process and auction for the Sale Assets, with Keystone serving as a bidder pursuant to the APA; and (y) the reimbursement of certain of Keystone’s expenses, as provided for under the APA. Keystone’s bid, therefore, is subject to any sale process, including competing bids, that is approved by the Bankruptcy Court. Further, to the extent that Keystone’s bid is chosen by Arrow and Streetside at the conclusion of a Bankruptcy Court-approved sale process, the final sale of the Sale Assets to Keystone therefore is subject to any sale process or competing bid that the Bankruptcy Court approves, as well as the satisfaction or waiver of various closing conditions set forth in APA. Accordingly, there can be no assurance that the transaction will close.

The foregoing description of the APA is not complete and is qualified in its entirety by reference to the full text of the APA which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

A copy of the press release announcing the asset bid is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Forward-Looking Statements

In addition to historical information, this report and Exhibit 99.1 attached hereto contain forward-looking statements made by Keystone in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. These forward-looking statements include all statements which are not purely historical and include, but are not necessarily limited to, all statements relating in any way to the proposed transaction with Arrow Speed Warehouse. All such forward-looking statements are based upon information available to Keystone as of the date hereof, and Keystone disclaims any intention or obligation to update any such forward-looking statements. Actual results could differ materially from current expectations. Factors that could cause or contribute to such differences include, among others, the risks and uncertainties identified in “Risk Factors” and elsewhere in the Annual Report on Form 10-K for the year ended December 29, 2007 and Quarterly Reports on Forms 10-Q for the fiscal quarters ended March 29, 2008 and June 28, 2008 and Current Reports on Forms 8-K filed since the filing of Keystone’s Form 10-K with the Securities Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Asset Purchase Agreement, dated as of September 19, 2008, by and among Keystone Automotive Operations, Inc., Arrow Speed Warehouse, Inc., Arrow Speed Acquisition Corp., Streetside Auto, LLC, and BCGG Real Estate Company LLP.

99.1	Press Release of Keystone Automotive Operations, Inc. dated September 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Exeter, Pennsylvania on September 25, 2008.

Keystone Automotive Operations, Inc.

By:	/s/ Stuart B. Gleichenhaus
Stuart B. Gleichenhaus
Interim Chief Financial Officer